EXHIBIT 10.27

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

UNITY TECHNOLOGIES SOFTWARE LICENSE AGREEMENT

This Software License Agreement (this “Agreement”) is entered into and made effective as of October 29, 2017 (the “Effective Date”), by and between Unity Technologies ApS, a Danish corporation with its principal place of business at Løvstræde 5, DK-1152 Copenhagen K, Denmark (“UTECH”) and Glu Mobile Inc., a Delaware corporation with its principal place of business at Before December 1, 2017: 500 Howard Street, Suite 300, San Francisco, CA 94105, After December 1, 2017, 875 Howard Street, Suite 100, San Francisco, CA 94103 (“CUSTOMER”).

1.          Definitions.

1.1        “Affiliate” means an entity which controls, is controlled by or is under common control with a party hereto, where “control” means the power to control the composition of the board of directors of the relevant party (whether by contract, corporate law or other means), or the possession of more than half of the voting equity share capital of the relevant party, or the ability to consolidate such company’s financial statements with those of such party in accordance with generally accepted accounting principles.

1.2        “CUSTOMER Modifications” means modifications to the Unity Source Code made by CUSTOMER by exercising its rights under Section 2.1 (Full Access Unity Source Code License).

1.3        “System Requirements” means the technical requirements, including the listed supported hardware and software platforms, for the Unity Products as set forth on UTECH’s system requirements webpage (www.unity3d.com/unity/system-requirements).

1.4        “Third Party Software” means software developed by third parties and furnished with or included as part of the Unity Products.

1.5        “Title(s)” means one of CUSTOMER’s or its Affiliates’ products for which CUSTOMER or its Affiliates wishes to use the Unity Products, including CUSTOMER’s updates to such Title.  For the avoidance of doubt, CUSTOMER’s use of the Unity Products after the Term (as defined below in Section 7.1 [Term]) shall be in accordance with Section 7.3 (Effects of Termination).

1.6        “Unity Build Machine Product(s)” means Unity Pro when used in accordance with the license and restrictions set forth in Section 2.16 (Unity Build Machine License).

1.7        “Unity Object Code” means the binary object code based on the Unity Source Code.

1.8        “Unity Product(s)” means UTECH’s development editor and engine software offering comprising Unity Pro, and any licensed add on products or platforms, as set forth in Exhibit A.

1.9        “Unity Source Code” means the source code for the Unity Products and the licensed platforms, excluding any sublicensed third party proprietary code.

1.10      “Unity Supported Platforms” means any platform officially supported by the Unity Products at any time during the Term, and whereby: (a) UTECH uses its internal and/or contracted resources to develop and maintain said platform; and (b) said platform is made generally available to customers with or within the Unity Products.  For clarity, “Unity Supported Platforms” does not include the platforms, SDKs, APIs, etc., that are distributed separately from the Unity Products, for instance via the Unity Asset Store or by third parties, even if the underlying operating system itself is a Unity Supported Platform. A current list of Unity Supported Platforms may be found here: https://unity3d.com/unity/features/multiplatform.

1.11      “Updates” means software releases and error correction releases of the Unity Product, or parts thereof, which fix or correct known problems and may provide new functionality or features.

*  Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

1

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

1.12      “UTECH Marks” means the name “Unity,” as well as all other trademarks, service marks, logos or trade names used by UTECH to identify itself and/or its products and services during the Term.

2.          License Grant.

2.1        Full Access Unity Source Code License.  Subject to payment of the applicable license fees set forth in Exhibit B and subject to the terms and conditions of this Agreement, for the duration of the Term UTECH grants to CUSTOMER a limited, worldwide, non-exclusive, non-transferable, non-sublicensable (except as permitted herein) license to: (a) use, reproduce and modify the Unity Source Code to create CUSTOMER Modifications (also known as “derivative works” under U.S. copyright law), (b) use and reproduce CUSTOMER Modifications, and (c) use and reproduce the Unity Source Code; each such license for the sole purposes of the creation, publication and distribution of CUSTOMER’s or its Affiliates’ Titles for the Unity Supported Platforms and for no other purpose or products. CUSTOMER acknowledges that the Unity Source Code includes proprietary header files and other integration code from UTECH’s third party middleware licensors, and all such materials: (i) may be used solely for troubleshooting and bug fixing the Unity Products and for no other purpose whatsoever; and (ii) are “Confidential Information” pursuant to Section 4 (Confidentiality) of this Agreement.

2.2        Converted Seat Licenses.  As of the Effective Date CUSTOMER agrees that a number of its existing perpetual seat licenses (set forth in Exhibit B) have been terminated, and CUSTOMER hereby licenses the same number of subscription seats pursuant to Section 2.3 (Unity Object Code License).

2.3        Unity Object Code License.  Subject to payment of the applicable license fees set forth in Exhibit B and subject to the terms and conditions of this Agreement, UTECH grants CUSTOMER and its Affiliates a limited, worldwide, non-exclusive, non-transferable, non-sublicensable (except as permitted herein) license to use and reproduce: (a) the Unity Object Code, whether provided by UTECH (i.e., the Unity Products) or as the result of CUSTOMER’s compiling efforts during the Term (i.e., object code of the Unity Source Code), to the licensed Unity Products, and (b) CUSTOMER Modifications, in object code only, as compiled by CUSTOMER or its Affiliates; each such license for the sole purposes of the creation, publication and distribution of CUSTOMER’s or its Affiliates’ Titles for the Unity Supported Platforms and for no other purpose or products.  Subject to the terms and conditions of Section 7.3 (b), CUSTOMER shall not have any rights to use the Unity Products after the expiration or termination of this Agreement. CUSTOMER or its Affiliates may distribute the runtime portion of the Unity Products solely as embedded or incorporated into the Titles to third parties, provided that CUSTOMER or its Affiliates will not grant any rights to any third party that exceeds the license granted to CUSTOMER under this Section 2 (License Grant).

2.4        Seat License Required for Each Developer.  Use of the Unity Products is limited to the number of applicable seat licenses purchased for each developer using the Unity Products.  For clarity, and unless otherwise agreed in writing, a single license (or seat) means the right for a designated individual user to use the applicable Unity Product on one computer; provided that such Unity Product may be installed on a second computer for sole use by the same individual user associated with that license (or seat). CUSTOMER and its Affiliates may not use the free or Plus version of the Unity Products as a substitute for purchasing Pro licenses for the Unity Products; provided, however that CUSTOMER shall be provided 30-day trial versions of the Unity Products upon its reasonable request.

2.5        Gambling Restriction.  CUSTOMER may not use the Unity Products, including Unity Source Code, to develop any Titles in connection with any Gambling Activities without UTECH’s prior written consent and a separate license from Unity.  As used herein, “Gambling Activities” means any gambling product or service offered in any market or application that is regulated by any local, state or national authority and requires a gambling license.  For the avoidance of doubt, social casino games such as the non-real money freemium slots, poker and bingo games that are currently available on the Apple App Store and Google Play do not constitute Gambling Activities.

2.6        Streaming and Cloud Gaming Restrictions.  CUSTOMER may not directly or indirectly distribute CUSTOMER’s Titles by means of streaming or broadcasting where such CUSTOMER Titles are primarily executed on a server and transmitted over the Internet or other network to end-user devices without a separate license from UTECH.  This restriction does not prevent end users from remotely accessing CUSTOMER’s Titles from an end-user device that is running on another end-user device.

*  Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

2

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

2.7        Copy Protection.  CUSTOMER agrees that the copy protection and license key code components of the Unity Products may not be modified, changed or circumvented in any way.  CUSTOMER may not under any circumstances distribute the Unity Source Code, CUSTOMER Modifications or the Unity Object Code as a standalone program either alone, with its Titles or otherwise to any third parties, except as otherwise permitted by Section 2.11 (Third Party Contractors).

2.8        Restrictions; CUSTOMER Requirements.  CUSTOMER acknowledges that the Unity Products contain trade secrets of UTECH, its Affiliates, and its licensors, and, in order to protect such trade secrets and other interests that UTECH, its Affiliates and its licensors may have in the Unity Products, except to the extent expressly authorized in Section 2.1 (Full Access Unity Source Code License) above, CUSTOMER agrees not to modify, reverse engineer, decompile or disassemble the Unity Products or permit a third party to do any of the foregoing. Except as expressly provided in Section 2.11 (Third Party Contractors), CUSTOMER shall not distribute, sell, sublicense or otherwise transfer the Unity Products. CUSTOMER will comply with: (a) all laws and regulations applicable to CUSTOMER’s use of Unity Products, and (b) in all material respects, with all laws and regulations applicable to CUSTOMER’s creation and/or commercialization of its Titles.

2.9        Third Party Software. The Unity Products incorporate or are bundled with Third Party Software governed by separate license terms, including open source licenses.  CUSTOMER acknowledges that the Third Party Software licenses identified in the LICENSE.TXT file are bundled with the Unity Products and incorporated into this Agreement by reference.

2.10      Security Requirements.  CUSTOMER agrees to take all the security precautions with the Unity Source Code as it takes to protect its own source code and other trade secrets.  In addition, CUSTOMER shall strictly comply with the following security requirements:

(a)         CUSTOMER shall only allow designated developer employees to access and use the Unity Source Code on CUSTOMER owned or leased personal computers located in CUSTOMER’s offices;

(b)         CUSTOMER shall, upon UTECH’s request, email UTECH a list of computer machine IDs that have access to the Unity Source Code;

(c)         CUSTOMER shall implement and maintain reasonable physical and technological security measures in its offices to ensure the security of the Unity Source Code and, upon UTECH’s written request (email sufficient), provide a reasonably thorough description of all such security measures to UTECH;

(d)         CUSTOMER shall ensure that the Unity Source Code remains on computers in CUSTOMER’s principal offices and is not copied onto any hosted storage or portable storage device; and

(e)         CUSTOMER shall promptly notify UTECH of any security incident that compromised or reasonably believes likely has compromised the security of the Unity Source Code.

2.11      Third Party Contractors.  The parties recognize that CUSTOMER and its Affiliates may, from time to time during the Term, utilize third-party developers for the testing, development, and operation (with respect to online services) of certain Titles (collectively, “Subcontracted Services”).  The rights granted to CUSTOMER and its Affiliates in Section 2.1 (Full Access Unity Source Code License) and 2.3 (Unity Object Code License) include the right to sublicense such rights and licenses to the applicable Unity Products to its appointed third-party developers for the sole purpose of having such third-party developers provide the Subcontracted Services to CUSTOMER and its Affiliates. CUSTOMER is responsible for ensuring that such third-party developers enter into an agreement to comply with the terms and conditions of this Agreement.  Such agreement between CUSTOMER or one of its Affiliates and each third-party developer will provide in particular that the licenses, materials and rights applicable to the Unity Products granted therein will be used solely by the third-party developers for the Subcontracted Services and that all embodiments of the Unity Products will be returned to CUSTOMER or one of its Affiliates upon completion or other termination of such Subcontracted Services.  Further, it is agreed and understood that any third-party developers who have not already purchased Unity Products for use in development for CUSTOMER’s and/or its Affiliates’ Titles must have licenses to Unity Pro in order to provide Subcontracted Services, and therefore shall be required to either: (a) purchase Unity Pro licenses, or (b) have Unity Pro licenses provided to them by CUSTOMER via CUSTOMER’s sublicensing rights set forth in this Section 2.11 (and CUSTOMER shall acquire or transfer such licenses to them). CUSTOMER shall be responsible for its subcontractors’ compliance with the terms and conditions

*  Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

3

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

of this Agreement or any breach thereof if CUSTOMER provided Unity Pro licenses to subcontractors via CUSTOMER’S sublicensing rights set forth in this Section 2.11.

2.12      CUSTOMER Modifications.  CUSTOMER agrees to deliver to UTECH all CUSTOMER Modifications it creates.  [*]

2.13      UTECH Ownership; CUSTOMER Ownership.  [*] UTECH and its Affiliates own all right, title and interest in and to the Unity Products and associated documentation or confidential information and reserves all rights and licenses in and to the Unity Products not expressly granted to CUSTOMER or its Affiliates under this Agreement.  CUSTOMER’s rights in the Unity Products are limited to those expressly granted in this Agreement. CUSTOMER and/or its Affiliates own all right, title and interest in and to the Titles [*] associated documentation or confidential information and reserves all rights and licenses in and to the Titles [*] not expressly granted to UTECH or its Affiliates under this Agreement

2.14      Copyright Notice.  CUSTOMER shall not remove, alter or otherwise modify any copyright, trademark or other notices of proprietary interest contained in the Unity Products, Unity Source Code and documentation. CUSTOMER shall provide the following attribution credit clearly visible on a page easily accessible by Title end users, such as the “About” page, within all CUSTOMER Titles that utilize the Unity Products: Made with Unity. Portions of this program © 2005-20XX Unity Technologies.

2.15      Bankruptcy.  The parties hereby acknowledge and agree that, in the event of the bankruptcy of UTECH, the licenses granted to CUSTOMER and its Affiliates in this Agreement constitute a “license of intellectual property” and shall be subject to Section 365(n) of the United States Bankruptcy Code, and that CUSTOMER and its Affiliates shall be entitled to all rights and benefits of such Section 365(n) in accordance with its terms and conditions.  For the avoidance of doubt, CUSTOMER and its Affiliates have no obligation to use the Unity Products.

2.16      Unity Build Machine License.  Subject to payment of the applicable license fees set forth in Exhibit B and subject to the terms and conditions of this Agreement, UTECH grants CUSTOMER during the Term a limited, worldwide, non-exclusive, non-transferable, non-sublicensable license to use the licensed Unity Build Machine Products solely on CUSTOMER’s internal build machines for the sole purposes of publication and distribution, but not creation, of CUSTOMER’s Titles for the applicable System Requirements and the platforms and environments specifically identified in Exhibit B and for no other purpose or products.  Notwithstanding anything to the contrary in Section 2.4 (Seat License Required for Each Developer), CUSTOMER may install a single Unity Build Machine Product on up to ten (10) build machines.

2.17      Alpha and Beta Access. Notwithstanding any provision to the contrary in this Agreement, UTECH may offer CUSTOMER and its Affiliates (solely with respect to major studios) the right to be included in the alpha and beta feedback groups (at any time during the applicable testing periods as solely determined by UTECH) for up-coming new and updates to releases and features in Unity Products and other Unity services.

2.18      Delivery of Software.  UTECH shall deliver UTECH Products and Updates, or make them available to CUSTOMER via electronic means, during the Term at no additional charge.  CUSTOMER shall be allowed to retain physical possession of UTECH Products and Updates during the Term; provided no intellectual property rights are granted by the preceding.

3.          Support and Updates.

3.1        Enterprise Support. Subject to payment of the applicable license fees set forth in Exhibit B and subject to the terms and conditions of this Agreement, UTECH shall provide CUSTOMER and its Affiliates with enterprise-level support during the Term in accordance with the terms set forth in Exhibit C.  Otherwise, CUSTOMER has access to the online forums and “Unity Answers” knowledge base on the UTECH web site and may email support@unity3d.com for answers to license key questions.

3.2        Updates.  In the event that UTECH makes Updates to the Unity Products (including, but not limited to, the Unity Object Code) generally available during the Term, UTECH will make such Updates available to CUSTOMER and its Affiliates at no additional charge and will deliver such Updates to CUSTOMER and its Affiliates at least as often as UTECH commercially releases such Updates.  For the avoidance of doubt, CUSTOMER’s and its Affiliates’ right to receive Updates

*  Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

4

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

hereunder does not include any custom additions to the Unity Products developed by UTECH, unless such additions are made commercially available to all UTECH customers as an Update.

3.3        Consent to Data Collection and Privacy Policy Obligations.  CUSTOMER acknowledges and agrees that the Unity Products (including the runtime portion in CUSTOMER’s Titles) may make Internet connections and report information back to UTECH to: (a) check for Updates; (b) provide aggregated usage statistics of CUSTOMER’s use of the Unity Products; (c) provide optional analytics, advertising services and other developer services; and (d) validate license keys in order to prevent unauthorized use.  CUSTOMER agrees, and will include the appropriate wording in CUSTOMER’s privacy policy with a link to the terms of UTECH’s privacy policy: http://unity3d.com/legal/privacy-policy to notify its end users that UTECH may collect, retain and use data collected from CUSTOMER’s end users.

4.          Confidentiality.

4.1        Confidential Information.  For purposes of this Agreement “Confidential Information” means: (a) the Unity Products; (b) the intellectual property embodied in the software of any Title or any other proprietary source code disclosed to UTECH by CUSTOMER or CUSTOMER’s Affiliates: (c) any non-public data or information disclosed by one party or its Affiliates (the “Discloser”) to the other party or its Affiliates (the “Recipient”) that is marked “confidential” or “proprietary” at the time of disclosure or which the Recipient should reasonably know to be confidential given the nature of the data or information and the circumstance of disclosure; and (d) the specific terms and conditions of this Agreement.

4.2        Exceptions.  The obligations set forth in Section 4.3 (Obligations) will not apply to any information that: (a) is or becomes generally known to the public through no fault of or breach of this Agreement by the Recipient; (b) is rightfully known by the Recipient at the time of disclosure without an obligation of confidentiality; (c) is independently developed by the Recipient without use of the Discloser’s Confidential Information; or (d) is rightfully obtained by the Recipient from a third party without restriction on use or disclosure.  In addition, either party may disclose a copy of this Agreement or the specific terms and conditions set forth herein in the event such information is required to be disclosed by a competent legal or governmental authority or the rules of the Securities and Exchange Commission or The NASDAQ Stock Market, provided that (i) the party subject to such disclosure requirement (A) gives the other party prompt written notice of such requirement prior to the disclosure, (B) provides the party that is not subject to the disclosure requirement with a reasonable opportunity to review and provide input on any materials that are submitted to such competent legal or governmental authority, the Securities and Exchange Commission or The NASDAQ Stock Market, and (C) at the other party’s sole expense, uses its commercially reasonable efforts to obtain an order protecting the Agreement or the redacted portions thereof from public disclosure to the greatest degree reasonably possible under the circumstances or, if permitted by the rules of the competent legal or governmental authority, the Securities and Exchange Commission or The NASDAQ Stock Market, gives the Discloser a reasonable opportunity to seek a protective order or equivalent, and (ii) all information related to pricing is redacted from the Agreement prior to disclosure, provided that the party not subject to the disclosure requirement understands that the party that is subject to the disclosure requirement cannot guarantee whether such competent legal or governmental authority, the Securities and Exchange Commission or The NASDAQ Stock Market will ultimately permit such pricing information to be redacted.

4.3        Obligations.  Except as expressly permitted by this Agreement, during the Term of this Agreement, the Recipient will:

(a)         not disclose the Discloser’s Confidential Information except (i) to the employees or contractors of the Recipient to the extent that they need to know that Confidential Information for the purpose of performing the Recipient’s obligations under this Agreement, and who are bound by confidentiality terms with respect to that Confidential Information no less restrictive than those contained in this Section 4.3; or (ii) as required to be disclosed by law, to the extent required to comply with that legal obligation, provided that the Recipient will promptly notify the Discloser of such obligation;

(b)        use the Discloser’s Confidential Information only for the purpose of performing Recipient’s obligations under this Agreement; and

(c)        use commercially reasonable care in handling and securing the Discloser’s Confidential Information, and employ all reasonable data security measures that the Recipient ordinarily uses with respect to its own confidential information of similar nature and importance.

*  Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

5

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

4.4        Return of Confidential Information.  Except as otherwise expressly provided in this Agreement, the Recipient will return to the Discloser, and destroy or erase all of the Discloser’s Confidential Information in tangible form, upon the expiration or termination of this Agreement, and the Recipient will promptly certify in writing to the Discloser that it has done so.

5.         Fees.

5.1        Fees.  In consideration for the licenses granted and for the provision of the Updates by UTECH to CUSTOMER and its Affiliates hereunder, CUSTOMER agrees to pay the license fees set forth and further defined in Exhibit B.  CUSTOMER may order additional licenses by executing and delivering to UTECH a quote or other mutually agreed order form to UTECH.  This Agreement shall govern the payment of all such orders, and nothing contained in CUSTOMER’s quote, order or other communication shall in any way modify this Agreement; provided, however, that all licenses granted by virtue of a CUSTOMER order placed by CUSTOMER and accepted by UTECH during the Term of this Agreement shall be subject to all provisions of this Agreement.  UTECH shall invoice CUSTOMER for such license fees and for the fees applicable to additional licenses granted to CUSTOMER during the Term, and CUSTOMER shall pay all invoices no later than thirty (30) days from receipt of an invoice.

5.2        Verification.  UTECH may, upon reasonable suspicion that CUSTOMER has violated either: (a) one or more of the use restrictions of the licenses granted under Sections 2.1 (Full Access Unity Source Code License), 2.3 (Unity Object Code License), or 2.11 (Third Party Contractors) in the case of Subcontracted Services, or (b) the provisions of Sections 2.4 (Seat License Required for Each Developer), 2.5 (Gambling Restriction), 2.6 (Streaming and Cloud Gaming Restrictions), 2.7 (Copy Protection), 2.8 (Restrictions; CUSTOMER Requirements), or 2.11 (Third Party Contractors) in the case of Subcontracted Services of this Agreement, and with fifteen (15) business days’ prior written notice, at UTECH’s sole expense, access CUSTOMER’s facilities and computer systems for the sole purpose of reviewing and verifying CUSTOMER’s compliance with the relevant material terms of this Agreement. Such verification processes shall, to the extent reasonably possible, occur during times other than CUSTOMER’s business hours and be minimally intrusive to CUSTOMER so as to allow CUSTOMER’s business operations to continue uninterrupted during the verification process. In the event CUSTOMER has not paid for all Unity Products then in use by CUSTOMER or additional licenses are required for CUSTOMER’s compliance with the relevant material terms of this Agreement, CUSTOMER shall pay UTECH’s resulting invoice in accordance with the provisions of Section 5.1 (Fees).  If the underpaid fees, as revealed by an audit, exceed ten percent (10%) of the licensee fees previously paid by CUSTOMER in the twelve (12) months preceding such audit, then CUSTOMER shall also pay UTECH’s reasonable cost of conducting the audit.

5.3        Currency & Tax.

(a)         CUSTOMER will pay all amounts due under this Agreement in U.S. currency.

(b)         CUSTOMER (i) shall pay or reimburse UTECH for all national, federal, state, local, or other taxes and assessments of any jurisdiction, including value added taxes and taxes as required by international tax treaties, customs or other import or export taxes, and amounts levied in lieu thereof based on charges set, services performed or payments made hereunder, as are now or hereafter may be imposed under the authority of any national, state, local or any other taxing jurisdiction; and (ii) shall not be entitled to deduct the amount of any such taxes, duties or assessments from payments made to UTECH under this Agreement.

(c)         CUSTOMER shall not withhold any taxes from amounts payable to UTECH under the Agreement without prior written consent from UTECH, which shall not be unreasonably withheld.  Many countries offer withholding exemption treaties with Denmark and withholding may be avoided.  In such cases, UTECH will provide CUSTOMER on written request with documentation sufficient to substantiate reduced (if any) withholding taxes subject to international tax treaties. In the event any taxes are withheld upon written consent of UTECH, CUSTOMER shall furnish UTECH a tax withholding report detailing amounts due less withholdings within forty-five (45) days of making payment to UTECH. Any unauthorized tax withholdings or failure to provide report detailing any withholding may result in unpaid amounts and subject to terms and conditions contained in this Agreement.

5.4        Unity Accounts Receivable. All CUSTOMER payments will be sent to Unity Accounts Receivable via wire to the account specified in UTECH’s invoice or as UTECH may otherwise specify in writing.

*  Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

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*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

6.          Marketing and Branding.

6.1        Publicity.  Neither party shall, without the prior written consent of the other party, issue any press release or other publicity relating to this Agreement, the other party or the relationship between the parties. Notwithstanding the foregoing, during the Term, UTECH may use CUSTOMER’s name in its customer lists and web site, and may list and display CUSTOMER’s names of Titles, along with screenshots and marketing materials provided by CUSTOMER to UTECH on UTECH’s web site upon public release of each Title.  CUSTOMER shall use commercially reasonable efforts to provide screenshots and marketing materials reasonably requested by UTECH within fifteen (15) days of such request.

6.2        Branding.  [*]  Any use of a UTECH Mark by CUSTOMER must correctly attribute ownership of such mark to UTECH and must be in accordance with applicable law and UTECH’s then-current trademark usage guidelines, if applicable.  CUSTOMER hereby grants to UTECH and its Affiliates a non-exclusive, non-transferable license, during the Term, to use the CUSTOMER’s marks solely in connection with Section 6.1 (Publicity) and any additional branding initiatives that the parties may mutually agree upon in writing. Any use  of a CUSTOMER’s mark by UTECH must correctly attribute ownership of such mark to CUSTOMER and must be in accordance with applicable law and CUSTOMER’s then-current trademark usage guidelines, if applicable, or as otherwise approved in advance by CUSTOMER in writing. CUSTOMER acknowledges and agrees that UTECH owns the UTECH Marks and that any and all goodwill and other proprietary rights that are created by or that result from CUSTOMER’s use of a UTECH Mark hereunder inure solely to the benefit of UTECH, and likewise, UTECH acknowledges and agrees that CUSTOMER owns CUSTOMER’s marks and that any goodwill and other proprietary rights that are created by or result from UTECH’s use of the CUSTOMER marks inures solely to the benefit of CUSTOMER. Therefore, neither party will at any time contest or aid in contesting the validity or ownership of any mark belonging to the other party or take any action in derogation of the owning party’s rights therein, including, but not limited to, applying to register any trademark, trade name or other designation that is confusingly similar to any marks belonging to the other party.

7.         Term and Termination.

7.1        Term.  This Agreement will commence on the Effective Date and will continue in effect for a period of two (2) years (the “Term”) unless earlier terminated as set forth herein.

7.2        Termination.

(a)         Either party may terminate this Agreement at any time upon written notice to the other party if the other party and/or its Affiliate breaches any material term hereof and fails to cure such breach within thirty (30) days after receiving written notice of such breach from the non-breaching party.

(b)         UTECH may terminate this Agreement for cause if any one of the following events occurs: (1) CUSTOMER files a voluntary petition in bankruptcy or an involuntary petition is filed against it that is not converted to a Chapter 11 petition within sixty (60) days; (2) CUSTOMER is adjudged bankrupt; or (3) CUSTOMER becomes insolvent, suspends business or ceases to conduct its business or is subject to any analogous insolvency, or liquidation event in any jurisdiction.

7.3        Effects of Termination.

(a)         Upon expiration of the Term or termination of the Agreement for CUSTOMER’s and/or its Affiliate’s uncured breach, and subject to Section 7.4 (Survival): (i) UTECH shall have no further obligations to CUSTOMER or its Affiliates pursuant to this Agreement, including without limitation the obligation to provide any support or Updates to CUSTOMER and its Affiliates, and (ii) except for Titles that are already published on the Unity Supported Platforms, CUSTOMER shall cease all use of the Unity Products, including the Unity Object Code and Unity Source Code, and will promptly permanently delete or destroy all copies of the Unity Products and so certify in writing. For the avoidance of doubt, following expiration of the Agreement, CUSTOMER may continue to publish and distribute any Title developed during the Term for the life of such Title. All outstanding payments are immediately due and payable upon any termination of this Agreement other than a termination by CUSTOMER for an uncured breach by UTECH.

(b)         [*]

*  Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

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*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

7.4        Survival.  After termination or expiration of this Agreement, the following Sections will survive: Section 1, 2, 4, 7, 8, 9, 10, and 11.

8.          Representations; Disclaimer of Warranties.

8.1        UTECH’s Representations & Warranties. UTECH makes the following representations and warranties to CUSTOMER:

(a)         The Unity Products will not infringe upon any copyright, trademark, trade secret or other proprietary right (other than a patent right) of another party; and to the best of UTECH’s knowledge the Unity Products will not infringe upon any patent rights of another party.

(b)         UTECH has complied and will comply, at all times and in all respects with all applicable laws, rules and regulations pertaining to privacy (including the obtaining, storing, using or transmitting of CUSTOMER’s data or CUSTOMER’s end users’ data).

(c)         Use of UTECH’s trademarks, as directed by UTECH, on and in connection with the marketing and distribution of the Titles, will not infringe any trademark rights of others.

(d)         UTECH has full corporate power to enter into this Agreement, to carry out its obligations hereunder and to grant the rights herein granted to CUSTOMER and its Affiliates.

8.2        CUSTOMER's Representations & Warranties.  CUSTOMER makes the following representations and warranties to UTECH:  CUSTOMER has full power to enter into this Agreement and to carry out its obligations hereunder and to grant the rights herein granted to UTECH and its Affiliates.  CUSTOMER has complied and will comply, at all times and in all respects with all applicable laws, rules and regulations pertaining to privacy (including the obtaining, storing, using or transmitting of CUSTOMER’s data or CUSTOMER’s end users’ data).

8.3        UTECH Indemnity.  UTECH agrees to indemnify, hold harmless and defend CUSTOMER and its Affiliates from all third party claims, defense costs (including reasonable attorneys' fees), settlements, judgments and other expenses arising out of or on account of the following: (i) alleged or actual infringement or violation of any trademark, copyright, patent, trade secret or other proprietary right, where such alleged or actual infringement or violation is caused directly by the Unity Products or UTECH Marks, except to the extent any such claim arises solely from CUSTOMER’s or CUSTOMER’s Affiliates’ Modifications, whether or not UTECH was knowledgeable about the alleged or actual infringement, as applicable, or (ii) alleged or actual violation of privacy rights of CUSTOMER’s end users where such violation of privacy rights was caused directly by the Unity Products or where caused by UTECH’s failure to disclose or otherwise comply with applicable privacy laws. In the event that CUSTOMER is enjoined from distributing one or more Titles in any country due to a claim for which UTECH is obligated to indemnify CUSTOMER pursuant to this Section 8 (Representations; Disclaimer of Warranties), at UTECH’s option, UTECH will use its commercially reasonable efforts to procure a license from any claimants with respect to the Unity Product that will enable CUSTOMER to continue distributing the affected Titles in that country. In the event UTECH chooses to not seek or is unable to procure a license from any claimants with respect to the Unity Product that will enable CUSTOMER to continue distributing the affected Titles in that country, at CUSTOMER’s option, UTECH shall use commercially reasonable efforts to assist CUSTOMER in procuring such licenses or terminate CUSTOMER’s rights and UTECH’s obligations hereunder with respect to such UTECH Products and refund to CUSTOMER any unearned license fees.  Notwithstanding the above, except to the extent any claims result from in whole or in part, UTECH’s failure to comply with all applicable laws and regulations.  Notwithstanding the above, UTECH shall have no liability to CUSTOMER to the extent that any claim is solely based upon: (i) modifications to the Unity Products made by anyone other than UTECH; (ii) any element of a Title other than the runtime portion of Unity Products incorporated into such Titles; (iii) a claim for which CUSTOMER must indemnify UTECH below; (iv) combination of the Unity Products with software not provided by UTECH; (v) CUSTOMER’s failure to use modifications to the Unity Products provided by UTECH to avoid infringement or misappropriation where usage of such modifications would have avoided such infringement or misappropriation; (vi) CUSTOMER’s failure to comply with all applicable laws and regulations, including those governing privacy and data protection; and (vii) CUSTOMER’s failure to provide an appropriate and legally sufficient notice to its end users regarding, and, to the extent required by applicable laws or regulations, obtain appropriate consents to, the collection, use and sharing of data as contemplated by the documentation related to the Unity Products and services used by CUSTOMER. The rights

*  Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

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*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

granted to CUSTOMER under this Sections 8.3 shall be CUSTOMER’s sole and exclusive remedy for any alleged infringement of any intellectual property rights of any third party.

8.4        CUSTOMER Indemnity. CUSTOMER agrees to indemnify, hold harmless and defend UTECH and its Affiliates from all third party claims, defense costs (including reasonable attorneys' fees), judgments, settlements and other expenses arising out of the following: (i) alleged or actual infringement or violation of any trademark, copyright, patent, or trade secret which alleged or actual infringement or violation is caused directly by the Titles (except for claims arising with respect to the Unity Products or UTECH Marks or for claims which UTECH has agreed to indemnify CUSTOMER in Section 8.3 [UTECH Indemnity] above); (ii) alleged or actual violation of privacy rights of CUSTOMER’s end users (except where such violation of privacy rights was caused directly by the Unity Products despite CUSTOMER’s compliance with applicable laws, regulations and Section 3.3 [Consent to Data Collection and Privacy Policy Obligations]) or for claims which UTECH has agreed to indemnify CUSTOMER in Section 8.3 [UTECH Indemnity] above; and (iii) any violation by CUSTOMER (or any of its agents) of any law or regulation applicable to: (a) CUSTOMER’s use of the Unity Products licensed by UTECH under this Agreement, or (b) CUSTOMER’s creation, publication, commercialization, and distribution of the Titles.

8.5        Indemnification Procedures.  If any action shall be brought against one of the parties hereto in respect to which indemnity may be sought against the other party (the "Indemnifying Party") pursuant to Sections 8.3 (UTECH Indemnity) or 8.4 (CUSTOMER Indemnity), the Indemnifying Party’s obligation to provide such indemnification will be conditioned on receipt of prompt notice of such claim (including the nature of the claim and the amount of damages and nature of other relief sought, if available) being provided to the Indemnifying Party by the party against which such action is brought (the "Indemnified Party").  The Indemnified Party’s rights and the Indemnifying Party’s obligations to indemnify, hold harmless and defend the Indemnified Party are not to be conditioned upon the timing of the delivery or receipt of such notice unless the Indemnified Party suffers actual detriment or prejudice as a result of the delay in providing the notice to the Indemnifying Party. The Indemnifying Party shall, upon written notice from the Indemnified Party, conduct all proceedings or negotiations in connection with the action, assume the defense thereof, including settlement negotiations in connection with the action, and will be responsible for the costs of such defense, negotiations and proceedings. The Indemnifying Party will have sole control of the defense and settlement of any claims for which it provides indemnification hereunder, provided that the Indemnifying Party will not enter into any settlement of such claim without the prior approval of the Indemnified Party, which approval will not be unreasonably withheld.  The Indemnified Party shall cooperate with the Indemnifying Party in all reasonable respects in connection with the defense of any such action at the expense of the Indemnifying Party. The Indemnified Party shall have the right to retain separate counsel and participate in the defense of the action or claim at its own expense.

8.6        Disclaimer. Except for the express warranties of UTECH in this Section 8 (Representations; Disclaimer of Warranties), UTECH makes no other warranties, relating to the Unity Product, including Unity Source Code, express or implied.  UTECH disclaims and excludes any and all implied warranties, including but not limited to implied warranties of merchantability or fitness for a particular purpose. CUSTOMER will make no warranty, express or implied, on behalf of UTECH.

9.         Limitation of Liability.

[*] IN NO EVENT WILL EITHER PARTY OR ITS AFFILIATES BE LIABLE FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT (INCLUDING LOSS OF BUSINESS, REVENUE, PROFITS, USE, DATA OR OTHER ECONOMIC ADVANTAGE), HOWEVER CAUSED AND REGARDLESS OF THE THEORY OF LIABILITY, EVEN IF SUCH PARTY HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  EXCEPT FOR (I) A MISUSE OF UTECH’S INTELLECTUAL PROPERTY BY CUSTOMER, INCLUDING BUT NOT LIMITED TO A MISUSE OF UTECH’S INTELLECTUAL PROPERTIES IN CONNECTION WITH VIOLATIONS OF SECTION 2 (LICENSE GRANT), OR (II) A BREACH OF THE CONFIDENTIALITY OBLIGATIONS UNDER SECTION 4 (CONFIDENTIALITY) BY A PARTY OR ITS AFFILIATES, EACH PARTY AND THEIR RESPECTIVE AFFILIATES’ TOTAL LIABILITY TO ONE ANOTHER UNDER THIS AGREEMENT IS LIMITED TO THE AMOUNT OF THE FEES PAID OR PAYABLE TO UTECH BY CUSTOMER.  NOTWITHSTANDING THE FOREGOING, EACH PARTY AND THEIR RESPECTIVE AFFILIATES’S TOTAL LIABILITY TO ONE ANOTHER WITH RESPECT TO ANY AWARD OR PORTIONS THEREOF AGAINST A PARTY SEEKING INDEMNIFICATION UNDER SECTION 8 (REPRESENTATIONS; DISCLAIMER OF WARRANTIES) ABOVE IS LIMITED TO [*].

*  Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

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*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

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10.        General Provisions.

10.1      Assignment. Neither party may assign its rights and obligations under this Agreement, in whole or in part, without the prior written consent of the other party, which consent will not be unreasonably withheld; provided, however, that this Agreement may be assigned by either party (a) to an entity that acquires all or substantially all of the assets or stock of the party (an “M&A Event”), or (b) to an Affiliate of such party.  The parties hereby acknowledge and agree that it shall be reasonable for UTECH to withhold its consent if CUSTOMER’s M&A Event is to occur with a company whose primary business is competitive with UTECH, or if CUSTOMER’s Affiliate is a company whose primary business is competitive with UTECH. Any attempt to assign this Agreement, without such consent, will be null and of no effect. Subject to the foregoing, this Agreement will bind and inure to the benefit of each party's successors and permitted assigns.

10.2      CUSTOMER Acquisition.  If CUSTOMER is a party to a merger, acquisition, change of control, or series of transactions that add or combine new entities or business units that do not have an effective agreement with UTECH at the time of such merger, acquisition, change of control or series of transactions, and will use Unity Products under this Agreement, the parties agree to negotiate in good faith any additional fees for the Unity Source Code License and, if desired, Enterprise Support.

10.3      Entire Agreement. As of the Effective Date, this Agreement and its Exhibits constitutes the entire, final and exclusive understanding and agreement between the parties pertaining to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties. The provisions of this Agreement may not be amended or supplemented in any way except by written agreement executed by both parties hereto.

10.4      Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California excluding that body of law known as conflict of laws.  The parties expressly agree that the United Nations Convention on Contracts for the International Sale of Goods will not apply.  Any legal action or proceeding arising under this Agreement will be brought exclusively in the federal or state courts located in the Northern District of California and the parties hereby irrevocably consent to the personal jurisdiction and venue therein.

10.5      Attorneys' Fees.  In any suit or proceeding between the Parties relating to this Agreement, the prevailing party will have the right to recover from the other(s) its costs and reasonable fees and expenses of attorneys, accountants, and other professionals incurred in connection with the suit or proceeding, including costs, fees and expenses upon appeal, separately from and in addition to any other amount included in such judgment.  This provision is intended to be severable from the other provisions of this Agreement, and shall survive and not be merged into any such judgment.

10.6      Relationship of parties.  The parties have the status of independent contractors, and nothing in this agreement shall be deemed to place the parties in the relationship of employer-employee, principal-agent, partners or joint venturers, nor to confer on either party any express or implied right, power or authority to enter into any agreement or commitment on behalf of the other party, nor to impose any obligation upon the other party.

10.7      Force Majeure.  Neither party shall be deemed in default of the Agreement to the extent that performance of their obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, shortage of materials or supplies or any other cause beyond the control of such party ("Force Majeure").

10.8      Partial Invalidity. Should any provision of this Agreement be held to be void, invalid or inoperative, the remaining provisions of this Agreement shall not be affected and shall continue in effect as though such provisions were deleted.

10.9      Injunctive Relief.  The parties acknowledge and agree that in the event of any breach of Sections 2.1 (Full Access Unity Source Code License), 2.3 (Unity Object Code License, 2.4 (Seat License Required for Each Developer), 2.5 (Gambling Restriction), 2.6 (Streaming and Cloud Gaming Restrictions), 2.7 (Copy Protection), 2.8 (Restrictions; CUSTOMER Requirements), 4 (Confidentiality), and 5.2 (Verification), the non-breaching party will suffer irreparable damage for which it will have no adequate remedy at law.  Accordingly, the non-breaching party will be entitled to seek injunctive and other equitable remedies to prevent or restrain, temporarily or permanently, such breach, in addition to any other remedy that such non-breaching party may have at law or in equity.

*  Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

10.10    Nonexclusive Remedy.  Except as expressly set forth in this Agreement, the exercise by either party of any of its remedies under this Agreement will be without prejudice to its other remedies under this Agreement or otherwise.

10.11    Notices.  Any notice required by this Agreement will be effective and deemed received three (3) days after posting with the United States Postal Service when mailed by certified mail, return receipt requested, properly addressed and with the correct postage, or one (1) day after pick-up by or drop-off to the courier server when sent by overnight courier, properly addressed and prepaid.  All communications will be sent to the addresses set forth above or to such other address as may be specified by either party to the other in accordance with this Section.  Either party may change its address for notices under this Agreement by giving written notice to the other party by the means specified in this Section.

A copy of any notice sent to UTECH shall also be sent (and notices shall not be deemed as delivered until such copy is sent) to:

Unity Technologies

30 Third Street

San Francisco, CA 94103

Attn: Legal Department

10.12    Export Control.  CUSTOMER agrees to comply fully with all relevant export laws and regulations of the United States (“Export Laws”) to ensure that neither the Unity Product, nor any direct product thereof are: (a) exported or re-exported directly or indirectly in violation of Export Laws; or (b) used for any purposes prohibited by the Export Laws, including but not limited to nuclear, chemical, or biological weapons proliferation.

10.13    CUSTOMER Affiliates. UTECH acknowledges that CUSTOMER is entering into this Agreement for the benefit of itself and its Affiliates.  Accordingly, the rights granted to the CUSTOMER under this Agreement shall be deemed granted to each CUSTOMER Affiliate, CUSTOMER Affiliates will be obligated to comply with the restrictions imposed on CUSTOMER hereunder, and CUSTOMER Affiliates will be entitled to receive the benefit of any services provided to CUSTOMER.  CUSTOMER acknowledges and agrees that, as a condition of UTECH granting the rights set forth herein, each CUSTOMER Affiliate shall be informed of and acknowledge all terms and conditions contained in this Agreement, and CUSTOMER will be primarily liable for any breach of this Agreement caused by any CUSTOMER Affiliate.

11.        Signatures.

This Agreement is valid if signed in two copies, each party receiving one copy. This Agreement may also be signed in multiple counterparts, including via electronic signature, all of which taken together shall constitute one agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.

UNITY TECHNOLOGIES APS	GLU MOBILE INC.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

*  Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

Exhibit A

Unity Products

Unity Pro

The Unity engine and editor that provide an authoring environment with a series of integrated tools, modules, and components which is designed to allow for the creation of interactive content, as well as providing for asset management, project revision and tracking, and team-based production, and all Updates made generally commercially available during the Term. Unity Pro provides the ability to publish on the desktop and mobile platforms specified in the System Requirements.

Console Add-Ons

Optional Unity Pro add-ons that provide the ability to publish on UTECH-supported consoles, which are subject to the Unity Console Add-on developer requirements set forth on the UTECH website.  The license keys to enable certain Unity Console Add-ons may be distributed by the console manufacturer.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

Exhibit B

Fees and Product Specific License Terms

Subscription Seat Licenses*	List Price	CUSTOMER Pricing
Unity Pro (1-100 total seat licenses)$	$[*]	$[*]
Unity Pro (101-350 total seat licenses)$	$[*]	$[*]
Unity Pro (351-499 total seat licenses)$	$[*]	$[*]
Unity Pro (500+ total seat licenses)$	$[*]	$[*]

*Prices are per month, per developer for all remaining months in the Term. Subscription seats are paid annually in advance.  Additional subscription seats purchased during the Term will be initially invoiced on a pro rata basis through the end of the then-current year of the Term.  Thereafter, if applicable, CUSTOMER’s total number of subscription seats will be invoiced for a full year in advance. Subscription seats include all Updates commercially available during the Term.

Limited Option to Reduce Seats

Subject to CUSTOMER providing written notice to UTECH within the Seat Reduction Window (defined below), CUSTOMER has a limited, one-time option to reduce its total number of subscription seats, effective as of the first anniversary of the Effective Date. The “Seat Reduction Window” begins at 12:00am GMT thirty (30) days prior to the first anniversary of the Effective Date, and ends at 12:00am GMT one (1) day prior to the first anniversary of the Effective Date.

Upon notification to UTECH, Unity Pro seat licenses may be used as Unity Build Machine Products pursuant to the license and restrictions set forth in Section 2.16 (Unity Build Machine License).  Accordingly, Unity Build Machine Products may be installed on up to ten (10) build machines.

$  “Total seat licenses” means the total combined number of active, valid seat licenses held by CUSTOMER at any given time.

Source Code License*		CUSTOMER Pricing
Full Access – all Desktop, Mobile and Console# Platforms		$[*]

*Price is for an annual license to access the Unity Source Code. Unity Pro seat licenses must be purchased separately for each developer. No use of Unity Source Code after the designated Term. Enterprise Support is required for each year of Unity Source Code access. Please note that CUSTOMER’s access to and use of the PhysX SDK (as modified for incorporation into the Unity Products) requires agreeing to and complying with the NVIDIA GameWorks EULA terms (currently found here: https://developer.nvidia.com/content/apply-access-nvidia-physx-source-code; accessing these terms requires joining the GameWorks NVIDIA Developer Program).  UTECH will not deliver the PhysX SDK unless requested by CUSTOMER.

#CUSTOMER must register its Title(s) in Sony’s DevNet system and receive the PlayStation console add-ons from Sony prior to licensing the applicable Unity Source Code.  CUSTOMER must register with ID@Xbox and receive the Xbox console add-ons from Microsoft or UTECH prior to licensing the applicable Unity Source Code.  All Nintendo console add-ons, including the Unity Source Code therefor, are licensed directly from Nintendo.

Support*
Enterprise Support		$[*]

*Price is per twelve (12) months of Enterprise Support. If during the Term CUSTOMER acquires an additional studio that materially increases the number of subscription seats required by CUSTOMER, the parties will negotiate in good faith any additional fees. Enterprise Support is required for each year CUSTOMER licenses the Unity Source Code.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

Consulting Services*	List Price	Enterprise Pricing
	$[*]/hr	$[*]/hr

*In the event CUSTOMER requires consulting and/or custom engineering services, CUSTOMER shall have the option to purchase such services at the hourly rates set forth above (plus reasonable out-of-pocket travel, lodging and related expenses for services provided on-site). Such services shall be subject to availability and must be requested with no less than ten (10) business days prior notice for each such request. Enterprise pricing is only available if CUSTOMER orders Enterprise Support. UTECH shall invoice CUSTOMER for such consulting, training and/or custom engineering services, and CUSTOMER shall pay all invoices as set forth in Section 5 (Fees).

Additional Project Reviews*		List Price
$[*]

*CUSTOMER’s Enterprise Support package includes four (4) Project Reviews each year (see Exhibit C). In the event CUSTOMER requires an additional 2-day, on-site Project Review, CUSTOMER shall have the option to purchase such Project Review at the rate set forth above. Such services shall be subject to availability and must be requested with no less than ten (10) business days’ prior notice for each such request. UTECH shall invoice CUSTOMER for any such Project Review, and CUSTOMER shall pay all invoices as set forth in Section 5 (Fees).

INITIAL ORDER

CUSTOMER hereby places the following order and agrees to pay UTECH US[*] in two (2) equal annual installments of US $[*]. CUSTOMER agrees to pay each installment within thirty (30) days upon receipt of a valid invoice in accordance with Section 5 (Fees). The second annual payment may increase if CUSTOMER purchases additional subscription seats or decrease if CUSTOMER exercises its one-time option to reduce its total number of subscription seats.

Unity Product	Units	Term	Unit Price	Total
Unity Pro	[*]	2 years	$[*]/mo	$[*]
“Full Access” Unity Source Code license	[*]	2 years	$[*]/yr	$[*]
Enterprise Support	[*]	2years	$[*]/yr	$[*]
TOTAL				$[*]

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

Exhibit C

ENTERPRISE SUPPORT AGREEMENT

1. Definitions.

“Project Review” means Unity providing access to CUSTOMER of a support engineer who will work with the CUSTOMER team on one (1) particular Title and analyze the complete Title, looking for opportunities to apply best practices in the areas of optimization, stability, and CUSTOMER team workflow. A Project Review is conducted, at Unity’s sole discretion, either (a) at CUSTOMER’s designated premises by such support engineer with CUSTOMER’s development team (“On Site Review”); or (b) by such support engineer working remotely from Unity’s offices (“Remote Review”).

“Software” means the products licensed by CUSTOMER and for which they have purchased Support, as set forth on Exhibit B.

“Support” means the support service as further defined in this Support Agreement.

“Support Agreement” means this Enterprise Support Agreement.

“Support Personnel” means any Unity employee, any agent or other third party authorized by Unity to provide Support.

“Support Portal” means the online Support communication method provided to CUSTOMER by Unity.

“Support Request” means a question, issue or concern posted to the Support Portal in the English language.

“Unity” means Unity Technologies ApS and its Affiliates.

2. Enterprise Support Terms.

In accordance with the terms of this Support Agreement, Unity will provide CUSTOMER and its Affiliates with the following Support services during each year of the Term CUSTOMER pays the applicable fees:

Enterprise Support Management Services:  Unity will assign to CUSTOMER a designated Developer Relations Manager (“DRM”).  The DRM will be responsible for the following services:

a)    Coordinating and facilitating Unity technical resources as needed to enable a holistic approach to solution deployment and management, effective and timely communication across Unity and CUSTOMER teams, proactive identification and resolution of emerging issues, and effective prioritization of efforts by considering business impact and Support priorities.

b)    Maintaining an understanding and awareness of technical use of the Software and engagement within the account and act as a liaison between CUSTOMER and other Unity technical departments as required.

c)     Escalation management for Priority 1 (Emergency) Support Requests (as further referred to in the section below).

d)    Proactive communication on Updates.

e)    [*] Project Reviews by Support Personnel during a 12-month period on mutually agreeable dates. Each of the [*] Project Reviews will be at least one (1) month apart. CUSTOMER acknowledges and agrees that Project Reviews cannot be carried over to subsequent one (1) year periods.  Additional Project Reviews can be purchased for a fee as set forth in Exhibit B (where applicable), or pursuant to a separate written agreement.

Support Services

a)    Provide [*] Support service responses for Priority 1 (Emergency) issues affecting eligible Software products.  Provide Support service responses during regular business hours for Priority 2-4 (non-emergency) issues affecting eligible Software products.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

In addition, on up to [*] occasions during a [*] Support period, and with [*] advance notice, Unity can make its DRM and other Support Personnel available during weekends to deal with Priority 1 and 2 issues.

b)    Respond to properly submitted Support Requests concerning installation, activation, license migration, configuration, troubleshooting and/or any other issues that may arise in connection with the Software or Title(s) in accordance with the response times specified in this Support Agreement.  Responses will be provided by Support Personnel.

c)     Undertake commercially reasonable efforts, at Unity's discretion, either to provide work-arounds or to correct faults in the Software.

Project Reviews

a)    An On Site Review shall be performed over two (2) consecutive business days; a Remote Review shall be conducted over such period as such support engineer may reasonably require, but in no event less than five (5) consecutive business days.

b)    Unity shall issue a final report to CUSTOMER concerning a Project Review within ten (10) business days of the completion of such Project Review.

c)     All travel and living expenses associated with an On Site Review shall be paid for by Unity.

CUSTOMER acknowledges that a Project Review is a collaborative process that will add to Unity’s knowledge and understanding of how customers use the Software.  Accordingly, CUSTOMER and each of its Affiliates hereby grants Unity the unrestricted and irrevocable right to internally use information relating to the Software that Unity obtains from a Project Review solely to improve the Software and/or any other Unity products and services.

Consulting Services:  CUSTOMER may purchase on-site consultancy services from Unity, subject to additional fees and execution of a separate agreement. CUSTOMER acknowledges and agrees that Unity shall retain all rights in and to Unity’s worldwide patent rights, copyright rights, mask work rights, trade secret rights, know-how, moral rights, and any and all other intellectual property or proprietary rights (collectively, “Intellectual Property Rights”), and any and all materials used during Unity’s performance of consulting services shall remain Intellectual Property Rights of Unity.  Unity hereby grants to CUSTOMER a non-exclusive, royalty-free license to use such materials, only to the extent necessary to enable CUSTOMER to exercise all of the rights granted to CUSTOMER under this Agreement.

3. Response Time Objectives.

The priority given to a Support Request will determine the response times as specified in the below table:

Priority	Severity	Initial Response Time
1	Emergency	[*]
2	High	[*]
3	Normal	[*]
4	Low	[*]

a)    EMERGENCY (“Priority 1”): The problem results in extremely serious interruptions to the development or deployment of Titles. It is affecting a significant portion of the CUSTOMER team or causes serious impairment of essential operations for deployed Titles. For instance, data integrity is compromised or the issue is at risk of causing missed critical project deadlines or deliverables. CUSTOMER shall contact its DRM for all Priority 1 issues.

b)    HIGH PRIORITY (“Priority 2”).  The problem results in serious interruptions to the development or deployment of Titles. Portions of the CUSTOMER team cannot perform important tasks, but the error does not impair essential operations. Major Title components cannot operate correctly due to issues with the Software or APIs or performance issues are apparent.

c)    NORMAL PRIORITY (“Priority 3”).  The problem causes interruptions in the development or deployment of Titles.  It does not prevent the operation of a Title.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

d)    LOW PRIORITY (“Priority 4”).  The problem results in minimal or no interruptions to the development or deployment of Titles (no business impact). The issue consists of "how to" questions including issues related to APIs and integration, installation and configuration inquiries, enhancement requests, or documentation questions.

CUSTOMER acknowledges that the Support Personnel's business hours are between 2:00am and 6:00pm Pacific Time, Monday through Friday.

Unity shall notify CUSTOMER 28 days in advance of variations to these response times due to public holidays, such variations not to exceed 5 occasions in any 12-month period.

For Priority 1 (Emergency) Support Requests, CUSTOMER shall:

a)    File a Support Request via the Support Portal, which Support Request shall include an accurate and complete description of the problem and issues.

b)    Contact Unity via the emergency escalation method provided by Unity. For clarity, a Priority 1 Support Request will not be acknowledged by Unity as an emergency without this notification method.

c)    Provide Unity with a designated CUSTOMER contact during the remedy period, either onsite or by pager, to assist with data gathering, troubleshooting, testing and applying the proposed solution.

In response to a properly submitted Priority 1 Support Request, Unity shall:

a)    Contact the appropriate Senior-Level Contact (as defined below) via phone or other real-time means.

b)    Assign a dedicated issue-owner within the Unity Support team to manage communications between Unity and CUSTOMER.

c)    Engage in regular communication with Senior-Level Contacts for the duration of the engagement.

For all properly submitted Support Requests (Priorities 1-4), Unity shall undertake reasonable efforts to: (a) acknowledge receipt of a Support Request from a technical Support contact within the time allotted (“Initial Response Time”); (b) provide a short status report to CUSTOMER within a reasonable time; (c) address the Support Request by providing a remedy that could take the form of eliminating the defect in order to bring the Software into substantial conformity with its applicable documentation, providing updates, or demonstrating how to avoid the effects of the defect with reasonable commercial effort.  Where CUSTOMER has licensed Unity Source Code, remedy may also include error corrections, patches, bug fixes, workarounds (i.e. temporary solutions used to complete a task that would not otherwise be possible due to a problem or limitation in the affected Software), replacement deliveries or any other type of software or documentation corrections or modifications. Each party acknowledges that despite a party's reasonable efforts, not all problems may be solvable.

Support Personnel will investigate the Support Request.  Where on-going investigation is required, CUSTOMER will receive regular updates to their Support Request.  Additionally, such updates may increase or lower the severity of the issue, in which case the frequency of updates will change accordingly.

If Unity, in its sole discretion, and reasonable determines that remote troubleshooting and investigation techniques employed by Unity have been unsuccessful and that on-site Support is the most effective way to provide the services and deliverables, Unity may offer to provide such limited on-site Support.  If CUSTOMER accepts this offer, CUSTOMER will not be charged for such on-site Support but will be charged for travel and living expenses.

CUSTOMER shall have unlimited access to Unity’s on-line support resources at http://unity3d.com/learn/.

CUSTOMER acknowledges and agrees that Unity may at its reasonable discretion subcontract provision of Support to third parties provided that Unity shall continue to remain primarily responsible under the terms of this Support Agreement and shall ensure that such third party service provider provides all agreed Support in accordance with the terms herein and in accordance with best industry standards.  In all instances Unity will use suitably qualified Support Personnel.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

4. CUSTOMER Obligations.

CUSTOMER shall:

a)    Use suitable qualified engineers and artists to develop using the Software;

b)    Provide accurate and complete descriptions of problems and issues by submitting a Support Request via the Support Portal.

c)    Cooperate with Support Personnel where elaboration of an issue is required.

d)    Provide self-contained reproductions of issues or steps to reproduce the issues when possible.

e)    Provide script, artwork or project folders where needed by Support Personnel.

f)     Provide development timetables including milestones and deliverables subject to CUSTOMER confidentiality restrictions as necessary to enable Unity to provide timely and efficient Support.

g)    Recognize that Support is often a collaborative and iterative process.

h)    Assign each problem a priority level as described above.

i)     Close Support Requests when the issue or problem has been resolved.

j)     Designate a selection of English-speaking, senior-level CUSTOMER contacts (“Senior-Level Contacts”) (ideally one or more Senior-Level Contacts per Title), and provide contact details (in particular e-mail address and telephone number) by means of which the DRM can contact the Senior-Level Contacts at any time in response to Priority 1 (Emergency) or 2 (High) Support Requests.  Each Senior-Level Contact shall be an authorized representative empowered to make necessary decisions for CUSTOMER or bring about such decisions without undue delay.

k)    Share Support responses between members of the team.

l)     Assess Support responses for suitability to the CUSTOMER and respond in a timely fashion when the response is not suitable.

m)   For On Site Reviews, provide the Support Personnel engineer with desk space and a preconfigured machine, and ensure reasonable availability of CUSTOMER’s technical leadership for the duration of the On Site Review.

n)    For Remote Reviews, provide the Support Personnel engineer with such CUSTOMER materials (e.g., text, files, code, assets, etc.) as the Support Personnel engineer reasonably deems necessary for completion of the Remote Review.

In the event CUSTOMER does not fulfill its obligations, and continues to fail to fulfill its obligations following notice from Unity, Unity, in its sole and reasonable discretion, may downgrade the priority level of the Support Request.

5. Limitations.

Unity's obligation to provide Support shall extend only to the most current supported version of the Software for CUSTOMER’s licensed platforms.

Unity and Support Personnel will perform Support services for up to a maximum of eight (8) concurrent Support Requests from CUSTOMER.  Additional Support Requests can be submitted at any time, but Unity and Support Personnel will queue such additional Support Requests and only commence Support services when one of the eight (8) active Support Requests has been resolved and closed.  CUSTOMER can adjust the order of the submitted Support Requests by setting priority levels via written notice to Unity or through mutual negotiations.

Support Requests sent to Unity using methods other than the Support Portal (or as otherwise directed by Unity) will be handled in a manner of Unity's choosing and will not qualify for the initial response times set out above.

Where it is necessary for CUSTOMER to send the project files of its Title to Unity in connection with a Support Request, CUSTOMER must send a version of the project files in which all unnecessary assets have been removed, and which is ready to be loaded onto a Unity machine without external server connections or special setup requests.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

All members of CUSTOMER teams with access to the Support Portal will be able to view the full contents of all Support Requests submitted on behalf of CUSTOMER. CUSTOMER acknowledges that no provision shall be made for restricted-access Support Requests.

CUSTOMER may lock down on a particular version of Software.  In the event that CUSTOMER requests prior permission to lock down, and if permission is granted by Unity, then Unity shall provide Support to CUSTOMER only for that locked down version. When errors or malfunctions exist in the locked down version that have been fixed in later versions, Unity shall have no obligation to continue to fix the locked down version.

Unity shall neither provide Support to end users of CUSTOMER's Title(s), nor to sub-contractors working for CUSTOMER.  No more than fifty (50) members of CUSTOMER teams shall at any one time be authorized by Unity to contact Support Personnel with Support Requests.  CUSTOMER shall designate up to fifty (50) named individual members of CUSTOMER’s team (collectively, “CUSTOMER Personnel”) as direct contacts for Support Personnel.  For the avoidance of doubt, only designated CUSTOMER Personnel may submit Support Requests.

Unity will have no obligation to provide Support services of any kind for problems in the operation or performance of the Software to the extent caused by any of the following (each, a “CUSTOMER-Generated Error”): (a) if Unity can show that the problem is caused by third party software or hardware products or use of the Software in conjunction therewith or (b) CUSTOMER’s use of the Software other than as authorized in this Agreement.  If Unity determines that it is necessary to perform Support services for a problem in the operation or performance of the Software that is caused by a CUSTOMER-Generated Error, then Unity will notify CUSTOMER thereof as soon as Unity is aware of such CUSTOMER-Generated Error, and Unity may offer to continue Support services for such CUSTOMER-Generated Error.  If CUSTOMER accepts this offer, Unity may invoice CUSTOMER at Unity's then-current time and materials rates for all such services performed by Unity.  CUSTOMER will pay Unity within thirty (30) days of the date of such invoices.

Where CUSTOMER has licensed the Unity Source Code and created Customer Modifications (as those terms are defined in the relevant agreement between Unity and Customer), Unity will make a reasonable effort to accommodate any Support Requests in connection therewith.  If Unity determines in its sole and reasonable discretion that it is unable to provide Support for the Customer Modifications, for reasons including but not limited to the nature of such Customer Modifications and/or Unity’s lack of access to the Customer Modifications, Unity may offer to perform specialized Support services.  If CUSTOMER accepts this offer, Unity may invoice CUSTOMER at Unity’s then-current time and materials rates for all such services performed by Unity.  CUSTOMER will pay Unity within thirty (30) days of the date of such invoices.

Where resolution to a problem requires extended time in to provide the final response, Unity shall provide regular updates to CUSTOMER.

Unity does not warrant or guarantee that the claimed or actual defects or malfunctions in the Software will in fact be corrected.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW AND EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, UNITY AND ITS AFFILIATES EXPRESSLY DISCLAIM ALL WARRANTIES TERMS OR CONDITIONS OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO ANY IMPLIED WARRANTIES TERMS AND CONDITIONS OF MERCHANTABILITY, SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, WITH RESPECT TO ANY SUPPORT, INCLUDING CONSULTING SERVICES AND PROJECT REVIEWS.